Exhibit 10.2

INTERCREDITOR AGREEMENT

dated as of

August 29, 2005,

among

GENERAL ELECTRIC CAPITAL CORPORATION

and

WEBSTER BUSINESS CREDIT CORPORATION,

as Senior Agents

and

ORIX FINANCE CORP.,

as Junior Agent

ORIX Intercreditor Agreement

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms	2
SECTION 1.02. Other Defined Terms	2
SECTION 1.03. Terms Generally	8

ARTICLE II

LIEN PRIORITIES

SECTION 2.01. Relative Priorities	9
SECTION 2.02. Prohibition on Contesting Liens	9
SECTION 2.03. No New Liens	9
SECTION 2.04. Similar Liens and Agreements	10

ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL

SECTION 3.01. Exercise of Rights and Remedies; Notice	10
SECTION 3.02. No Interference	12
SECTION 3.03. Rights as Unsecured Creditors; Permitted Actions	13
SECTION 3.04. Release of Junior Liens	14
SECTION 3.05. Insurance and Condemnation Awards	15

ARTICLE IV

PAYMENTS

SECTION 4.01. Application of Proceeds	15
SECTION 4.02. Payment Over	16

ARTICLE V

BAILMENT AND SUB-AGENCY FOR PERFECTION OF CERTAIN SECURITY INTERESTS

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS

SECTION 6.01. Finance and Sale Matters	17
SECTION 6.02. Relief from the Automatic Stay	18

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INTERCREDITOR AGREEMENT dated as of August 29, 2005, among GENERAL ELECTRIC CAPITAL CORPORATION, as agent for itself and the other Term A Secured Parties (as defined below) (in such capacity, the “Term A Agent”), WEBSTER BUSINESS CREDIT CORPORATION, as agent for itself and the other Revolver Secured Parties (as defined below) (in such capacity, the “Revolver Agent”) (for the avoidance of doubt, the agreements made herein by Term A Agent, for itself and on behalf of the Term A Secured Parties, and by Revolver Agent, for itself and on behalf of the Revolver Secured Parties, are several and not joint), and ORIX FINANCE CORP., as agent for itself and the other Junior Secured Parties (as defined below) (in such capacity, the “Junior Agent”).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of May 18, 2005, as amended by the First Amendment to Credit Agreement dated as of July 29, 2005, and the Second Amendment to Credit Agreement dated as of the date hereof (as amended, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Term A Credit Agreement”), among OMNI Energy Services Corp., a Louisiana corporation (“Omni”), TRUSSCO, INC., a Louisiana corporation (“Trussco”; Omni and Trussco being hereinafter sometimes referred to individually as a “Borrower” and collectively as “Borrowers”), OMNI ENERGY SERVICES CORP.-MEXICO, a Louisiana corporation (“Mexico”), OMNI PROPERTIES CORP., a Louisiana corporation (“Omni Properties”), OMNI OFFSHORE AVIATION CORP., a Louisiana corporation (“Offshore Aviation”), OMNI SEISMIC AVIATION CORP., a Louisiana corporation (“Seismic Aviation”), OMNI ENERGY SEISMIC SERVICES CORP., a Louisiana corporation (“Seismic Services”), Trussco Properties, L.L.C., a Louisiana limited liability company (“Trussco Properties”), American Helicopters Inc., a Texas corporation (“American”; Mexico, Omni Properties, Offshore Aviation, Seismic Aviation, Seismic Services Trussco Properties, American and Borrowers being hereinafter sometimes referred to individually as a “Credit Party” and collectively as “Credit Parties”), the lenders from time to time party thereto (the “Term A Lenders”), and Term A Agent, Term A Lenders are providing financial accommodations to or for the benefit of Credit Parties upon the terms and conditions set forth therein.

B. Pursuant to that certain Security Agreement dated as of May 18, 2005 (the “Term A Security Agreement”), among Credit Parties and Term A Agent, Credit Parties granted to Term A Agent, for the benefit of Term A Agent and Term A Lenders, a Lien (such term and each other capitalized term used but not defined in these recitals having the meaning given it in Article I of this Agreement) upon the Senior Collateral upon the terms and conditions set forth therein.

C. Pursuant to that certain Amended and Restated Credit and Security Agreement dated as of May 18, 2005, as amended by a Consent, dated as of July 29, 2005, and the Consent dated as of the date hereof (as amended, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Revolver Credit Agreement”), among Credit Parties, the lenders from time to time party thereto (the “Revolver Lenders”), and Revolver Agent, (i) Revolver Lenders are providing financial accommodations to or for the benefit of Credit Parties, and (ii) Credit Parties granted to Revolver Agent, for the benefit of Revolver Agent and Revolver Lenders, a Lien upon the Senior Collateral, all upon the terms and conditions set forth therein.

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D. Pursuant to that certain Intercreditor Agreement dated as of May 18, 2005 (the “GE Capital/Webster Intercreditor Agreement”), between Revolver Agent and Term A Agent, Revolver Agent and Term A Agent agreed to the relative priorities of their respective Liens in the Senior Collateral upon the terms and conditions set forth therein.

E. Pursuant to the Credit Agreement dated as of the date hereof (the “Junior Credit Agreement”), among Credit Parties, the lenders from time to time party thereto (the “Junior Lenders”), and the Junior Agent, Junior Lenders are providing financial accommodations to or for the benefit of Credit Parties upon the terms and conditions set forth therein.

F. Pursuant to the Security Agreement dated as of the date hereof (the “Junior Security Agreement”), among Credit Parties and Junior Agent, Credit Parties are granting to Junior Agent, for the benefit of Junior Agent and Junior Lenders, a Lien upon the Junior Collateral upon the terms and conditions set forth therein.

G. Senior Agents and Junior Agent desire to enter into this Agreement to (i) confirm the relative priorities of the respective Liens of Senior Agents and Senior Lenders, on the one hand, and Junior Agent and Junior Lenders, on the other hand, in the Collateral, and (ii) provide for the orderly allocation between such parties, in accordance with such priorities, of the proceeds of such Collateral upon any foreclosure thereon or other disposition thereof.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Term A Credit Agreement.

SECTION 1.02. Other Defined Terms. As used in the Agreement, the following terms shall have the meanings specified below:

“Agents” shall mean the Senior Agents and the Junior Agent.

“Agreement” shall mean this Intercreditor Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrowers” shall have the meaning assigned to such term in the recitals to this Agreement.

“Cash Collateral” shall have the meaning assigned to such term in Section 6.01(a).

“Closing Date” shall mean August 29, 2005.

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“Collateral” shall mean, collectively, the Senior Collateral and the Junior Collateral.

“Collateral Documents” shall mean the Senior Collateral Documents and the Junior Collateral Documents.

“Comparable Junior Collateral Document” shall mean, in relation to any Collateral subject to any Lien created under any Senior Collateral Document, the Junior Collateral Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Credit Documents” shall mean the Senior Credit Documents and the Junior Credit Documents.

“Credit Parties” shall have the meaning assigned to such term in the recitals to this Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(b).

“Discharge of Revolver Obligations” shall mean, subject to Sections 7.02(b) and 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Revolver Credit Documents, (b) payment in full of all other Revolver Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, or the posting of cash collateral in respect thereof, in the case of outstanding letters of credit, and (c) termination or expiration of all commitments to lend under the Revolver Credit Agreement.

“Discharge of Senior Obligations” shall mean both the Discharge of Revolver Obligations and the Discharge of Term A Obligations.

“Discharge of Term A Obligations” shall mean, subject to Sections 7.02(a) and 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Term A Credit Documents, (b) payment in full of all other Term A Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, and (c) termination or expiration of all commitments to lend under the Term A Credit Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“GE Capital/Webster Intercreditor Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

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“Grantors” shall mean the Credit Parties and any other party that shall have created or purported to create any Senior Lien or Junior Lien on its assets to secure any Senior Obligations or any Junior Obligations.

“Indebtedness” shall mean and include all obligations that constitute “Obligations,” as defined in the Term A Credit Agreement, the Revolver Credit Agreement or the Junior Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.

“Junior Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Junior Collateral” shall mean all “Collateral,” as defined in the Junior Credit Agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any Junior Obligations.

“Junior Collateral Documents” shall mean the “Collateral Documents,” as defined in the Junior Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any Junior Obligations or under which rights or remedies with respect to any such Lien are governed.

“Junior Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Junior Credit Documents” means the Junior Credit Agreement, the other Loan Documents (as defined in the Junior Credit Agreement), each of the other agreements, documents and instruments providing for or evidencing any other Junior Obligation, and any other document or instrument executed or delivered at any time in connection with any Junior Obligations, including any intercreditor or joinder agreement among holders of the Junior Obligations, to the extent such are effective at the relevant time, as the same may be modified from time to time in accordance with the provisions of Section 7.01.

“Junior Lenders” shall have the meaning assigned to such term in the recitals to this Agreement.

“Junior Liens” shall mean all Liens on the Junior Collateral to secure the Junior Obligations, whether created under the Junior Collateral Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

“Junior Obligations” shall mean the “Obligations,” as defined in the Junior Credit Agreement.

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“Junior Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Junior Secured Parties” shall mean, at any time, (a) the Junior Lenders, (b) the Junior Agent, (c) each other Person to whom any of the Junior Obligations (including Junior Obligations under any indemnification obligations) is owed and (d) the successors, replacements and assigns of each of the foregoing.

“Junior Security Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“New Revolver Agent” shall have the meaning assigned to such term in Section 7.02(b).

“New Revolver Credit Documents” shall have the meaning assigned to such term in Section 7.02(b).

“New Revolver Obligations” shall have the meaning assigned to such term in Section 7.02(b).

“New Term A Agent” shall have the meaning assigned to such term in Section 7.02(a).

“New Term A Credit Documents” shall have the meaning assigned to such term in Section 7.02(a).

“New Term A Obligations” shall have the meaning assigned to such term in Section 7.02(a).

“Payment Blockage Period” means any period commencing with the receipt by Junior Agent of a written notice from a Senior Agent notifying Junior Agent that an Event of Default (other than a Senior Payment Default) has occurred and is continuing under the Senior Credit Documents and that a Payment Blockage Period is in effect by reason thereof, and ending on the earlier of (a) 120 days after the date of commencement, and (b) the cure or waiver in accordance with the terms of the applicable Senior Credit Documents of all such Events of Default specified in such notice; provided, however, that (1) during any period of 240 consecutive days, the number of days during which a Payment Blockage Period can be in effect shall not exceed 120 days, (2) the Senior Agents shall not be permitted to issue more than two (2) such blockage notices to Junior Agent within any period of 360 consecutive days, and (3) during the term of this Agreement, the total number of notices that Senior Agents may give to commence a Payment Blockage Period shall not exceed six.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.

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“Refinance” shall mean, in respect of any Indebtedness, to refinance or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolver Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Revolver Collateral” shall mean all “Collateral,” as defined in the Revolver Credit Agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any Revolver Obligations.

“Revolver Collateral Documents” shall mean the Revolver Credit Agreement, the “Other Documents,” as defined in the Revolver Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to Revolver Agent to secure any Revolver Obligations or under which rights or remedies with respect to any such Lien are governed.

“Revolver Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Revolver Credit Documents” means the Revolver Credit Agreement, the Revolver Collateral Documents, each of the other agreements, documents and instruments providing for or evidencing any other Revolver Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolver Obligations, including any intercreditor or joinder agreement among holders of Revolver Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with the provisions of Section 7.01.

“Revolver Lenders” shall have the meaning assigned to such term in the recitals to this Agreement.

“Revolver Liens” shall mean all Liens on the Revolver Collateral to secure the Revolver Obligations, whether created under the Revolver Collateral Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

“Revolver Obligations” shall mean the “Obligations,” as defined in the Revolver Credit Agreement.

“Revolver Purchase Option Closing Date” shall have the meaning assigned to such term in Section 7.05(b).

“Revolver Refinancing Notice” shall have the meaning assigned to such term in Section 7.02(b).

“Revolver Secured Parties” shall mean, at any time, (a) the Revolver Lenders, (b) the Revolver Agent, (c) each other Person to whom any of the Revolver Obligations (including Revolver Obligations under any indemnification obligations) is owed and (d) the successors, replacements and assigns of each of the foregoing.

“Secured Parties” shall mean the Junior Secured Parties and the Senior Secured Parties.

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“Senior Agents” shall mean the Term A Agent and the Revolver Agent.

“Senior Collateral” shall mean the Term A Collateral and the Revolver Collateral.

“Senior Collateral Documents” shall mean the Term A Collateral Documents and the Revolver Collateral Documents.

“Senior Credit Agreements” shall mean the Term A Credit Agreement and the Revolver Credit Agreement.

“Senior Credit Documents” shall mean the Term A Credit Documents and the Revolver Credit Documents.

“Senior Lenders” shall mean the Term A Lenders and the Revolver Lenders.

“Senior Liens” shall mean the Term A Liens and the Revolver Liens.

“Senior Obligations” shall mean Term A Obligations and the Revolver Obligations.

“Senior Payment Default” means any default in payment of any Senior Obligations as and when due (whether at maturity, by acceleration or otherwise) in accordance with the Senior Credit Documents.

“Senior Secured Parties” shall mean the Term A Secured Parties and the Revolver Secured Parties.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).

“Term A Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Term A Collateral” shall mean all “Collateral,” as defined in the Term A Credit Agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any Term A Obligations.

“Term A Collateral Documents” shall mean the “Collateral Documents,” as defined in the Term A Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to Term A Agent to secure any Term A Obligations or under which rights or remedies with respect to any such Lien are governed.

“Term A Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Term A Credit Documents” means the Term A Credit Agreement, the other Loan Documents (as defined in the Term A Credit Agreement), each of the other agreements, documents and instruments providing for or evidencing any other Term A Obligation, and any other document or instrument executed or delivered at any time in connection with any Term A Obligations, including any intercreditor or joinder agreement among holders of Term A Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with the provisions of Section 7.01.

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“Term A Lenders” shall have the meaning assigned to such term in the recitals to this Agreement.

“Term A Liens” shall mean all Liens on the Term A Collateral to secure the Term A Obligations, whether created under the Term A Collateral Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

“Term A Obligations” shall mean the “Obligations,” as defined in the Term A Credit Agreement.

“Term A Prepayment Fee” shall have the meaning assigned to such term in Section 7.05(a).

“Term A Purchase Option Closing Date” shall have the meaning assigned to such term in Section 7.05(a).

“Term A Refinancing Notice” shall have the meaning assigned to such term in Section 7.02(a).

“Term A Secured Parties” shall mean, at any time, (a) the Term A Lenders, (b) the Term A Agent, (c) each other Person to whom any of the Term A Obligations (including Term A Obligations under any indemnification obligations) is owed and (d) the successors, replacements and assigns of each of the foregoing.

“Term A Security Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to any Credit Party or any other Grantor shall be construed to include such Credit Party or such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Credit Party or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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ARTICLE II

Lien Priorities

SECTION 2.01. Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien or any Senior Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Collateral Document or any other Credit Document or any other circumstance whatsoever, the Junior Agent, for itself and on behalf of the other Junior Secured Parties, hereby agrees that (a) any Senior Lien now or hereafter held by or for the benefit of any Senior Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Junior Liens and (b) any Junior Lien now or hereafter held by or for the benefit of any Junior Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Senior Liens. The Senior Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Junior Liens for all purposes, whether or not any Senior Liens are subordinated in any respect to any other Lien securing any other obligation of any Credit Party, any other Grantor or any other Person. Without limiting the generality of the foregoing, Junior Agent, for itself and on behalf of the other Junior Secured Parties, acknowledges that the relative priorities of the respective Senior Liens are set forth in the GE Capital/Webster Intercreditor Agreement. Notwithstanding the foregoing, except as specified herein or with respect to Liens that would constitute a “Permitted Encumbrance” under the Term A Credit Documents or a “Permitted Encumbrance” under the Revolver Credit Documents and obligations of the applicable Grantor with respect to such Lien, each Senior Secured Party agrees not to enter into any agreement with another creditor of any Grantor to subordinate the Liens in any Collateral under the Senior Credit Documents to the Lien of such other creditor in the Collateral, or to subordinate the right of the Senior Secured Parties to the payment of the Senior Obligations to the payment of the indebtedness or claim of any other creditor of any Grantor, in each case without the prior written consent of Junior Agent.

SECTION 2.02. Prohibition on Contesting Liens. Each of (a) the Term A Agent, for itself and on behalf of the other Term A Secured Parties, and the Revolver Agent, for itself and on behalf of the other Revolver Secured Parties, on the one hand, and (b) the Junior Agent, for itself and on behalf of the other Junior Secured Parties, on the other hand, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, including in any Insolvency or Liquidation Proceeding, the perfection, priority, validity or enforceability of any Junior Lien or any Senior Lien, as the case may be; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of either of the Senior Agents or any other Senior Secured Party to enforce this Agreement.

SECTION 2.03. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) the Junior Agent shall not demand nor accept the grant of any additional Liens on any asset of any Grantor to secure any Junior Obligations unless such Grantor has granted, or concurrently therewith grants, a Senior Lien on such asset to each of the Senior Agents for themselves and for the benefit of the Senior Lenders to secure the Senior Obligations or (b) no Senior Agent shall demand or accept the grant of any additional Liens on any asset of any Grantor to secure any Senior Obligations unless such Grantor has granted, or concurrently therewith grants, a Junior Lien on such asset to secure the Junior Obligations, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without

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limiting any other right or remedy available to the Senior Agents or the other Senior Secured Parties, the Junior Agent agrees, for itself and on behalf of the other Junior Secured Parties, that any amounts received by or distributed to any Junior Secured Party pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 4.02.

SECTION 2.04. Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the Senior Collateral and the Junior Collateral be identical. In furtherance of the foregoing, the parties hereto agree:

(a) to cooperate in good faith in order to determine, upon any request by either of the Senior Agents or the Junior Agent, the specific assets included in the Senior Collateral and the Junior Collateral, the steps taken to perfect the Senior Liens and the Junior Liens thereon and the identity of the respective parties obligated under the Senior Credit Documents and the Junior Credit Documents;

(b) that the documents, agreements and instruments creating or evidencing the Senior Collateral and the Senior Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the Junior Collateral and the Junior Liens, other than with respect to the priority of the Liens created or evidenced thereunder; and

(c) to the extent that, notwithstanding this Section, the Senior Collateral and the Junior Collateral are not identical, the Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that any amounts received by or distributed to any of the Junior Secured Parties pursuant to or as a result of Junior Liens on assets that are not subject to the Senior Liens shall be subject to Section 4.02.

ARTICLE III

Enforcement of Rights; Matters Relating to Collateral

SECTION 3.01. Exercise of Rights and Remedies; Notice. (a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Senior Agents and the other Senior Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Junior Agent or any other Junior Secured Party; provided, that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Junior Agent may file a proof of claim with respect to the Junior Obligations; (ii) the Junior Agent may take any action to preserve or protect the validity and enforceability of the Junior Liens; provided, that no such action is, or could reasonably be expected (A) to hinder the rights of the Senior Agents or any other Senior Secured Party to exercise their available remedies in respect thereof or (B) to be otherwise inconsistent with the terms of this Agreement, including the automatic release of Junior Liens provided in Section 3.04; (iii) the Junior Secured Parties may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the

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disallowance of the claims of the Junior Secured Parties, including any claims secured by the Collateral, or otherwise make any agreements or file any motions pertaining to the Junior Obligations, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) the Junior Secured Parties may exercise any and all available rights and remedies as unsecured creditors, as provided in Section 3.03 and subject to the other terms and conditions of this Agreement, including, without limitation, declaring a default under the Junior Obligations, accelerating the Junior Obligations (provided that Senior Agents are provided at least five Business Days prior written notice of such acceleration and that, if such acceleration is based solely upon an acceleration of the Senior Obligations that is subsequently rescinded by the applicable Senior Lenders, then such acceleration of the Junior Obligations shall also be rescinded), commencing a suit thereon and pursuing judgment (along with any ancillary actions required to effectuate any of such actions); and (v) the Junior Agent and the other Junior Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period unless either of the Senior Agents shall have commenced and is continuing in a commercially reasonable manner the enforcement or exercise of any rights and remedies with respect to the Collateral as provided in Section 3.02(a) and given notice of such fact to Junior Agent pursuant to subsection (d) hereof (the actions described in this proviso being referred to herein as the “Junior Permitted Actions”). Except for the Junior Permitted Actions, unless and until the Discharge of Senior Obligations has occurred, the sole right of the Junior Agent and the other Junior Secured Parties with respect to the Collateral shall be to receive a share of the proceeds of the Collateral, if any, after the Discharge of Senior Obligations has occurred and in accordance with the Junior Credit Documents and applicable law.

(b) Junior Agent, for itself and on behalf of the other Junior Secured Parties, hereby agrees that in exercising rights and remedies with respect to the Collateral, the Senior Agents and the other Senior Secured Parties may enforce the provisions of the Senior Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by any of them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Notwithstanding the generality of the foregoing, the rights of each of the respective Senior Agents and other Senior Secured Parties with respect to the Collateral are subject to the express terms of the GE Capital/Webster Intercreditor Agreement.

(c) The Junior Agent, for itself and on behalf of the other Junior Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Collateral Document or any other Junior Credit Document shall be deemed to restrict in any way the rights and remedies of the Senior Agents or the other Senior Secured Parties with respect to the Collateral as set forth in this Agreement, the GE Capital/Webster Intercreditor Agreement and the other Senior Credit Documents.

(d) Each Secured Party shall give to the other Secured Parties (or the agent therefor) concurrently with the giving thereof to any Grantor (i) a copy of any written notice by such Secured Party of an Event of Default under any of its Credit Documents or a written notice of demand for payment from any Grantor, and (ii) a copy of any written notice sent by such Secured Party to any Grantor stating such Secured Party’s intention to exercise any material

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enforcement right or remedies against such Grantor, including written notice pertaining to any foreclosure on all or any material part of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Secured Party to give such required notice shall not result in any liability to Secured Party or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Party as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Grantor.

SECTION 3.02. No Interference. (a) The Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Junior Secured Parties:

(i) will not, so long as the Discharge of Senior Obligations has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Junior Agent or any other Junior Secured Party is a party) or (B) commence or join with any Person (other than both Senior Agents) in commencing, or petition for or vote in favor of, any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding); provided, that the Junior Agent may enforce or exercise any or all such rights and remedies, or commence or petition for any such action or proceeding, after a period of 120 days has elapsed since the date on which the Junior Agent has delivered to each of the Senior Agents written notice of the acceleration of the Indebtedness then outstanding under the Junior Credit Agreement (the “Standstill Period”); provided further, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Junior Agent or any other Junior Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), if either of the Senior Agents or any other Senior Secured Party shall have commenced and is continuing in a commercially reasonable manner the enforcement or exercise of any rights or remedies with respect to any of the Collateral or any such action or proceeding (including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or a portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or a portion of the Collateral, the notification of account debtors to make payments to either of the Senior Agents or their respective agents, the initiation of any action to take possession of all or any portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to all or any portion of the Collateral);

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by either of the Senior Agents or any other Senior Secured Party, or any other enforcement or exercise by any Senior Secured Party of any rights or remedies relating to the Collateral under the Senior Credit Documents or otherwise, so long as Junior Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

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(iii) subject to the Junior Secured Parties’ rights under clause (i) above, will not object to the forbearance by any Senior Agent or any other Senior Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Collateral;

(iv) will not, so long as the Discharge of Senior Obligations has not occurred and except for Junior Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

(v) will not take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies by any Senior Agent or any other Senior Secured party under the Senior Credit Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

(vi) will not object to the manner in which any Senior Agent or any other Senior Secured Party may seek to enforce or collect the Senior Obligations or the Senior Liens, regardless of whether any action or failure to act by or on behalf of such Senior Agent or any other Senior Secured Party is, or could be, adverse to the interests of the Junior Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi) except for claims and liabilities arising from gross negligence or willful misconduct; and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Senior Obligation or any Senior Collateral Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

SECTION 3.03. Rights as Unsecured Creditors; Permitted Actions (a) Subject to the other terms and conditions of this Agreement, the Junior Agent and the other Junior Secured Parties may, in accordance with the terms of the Junior Credit Documents and applicable law, exercise against the Grantors any and all available rights and remedies as unsecured creditors in their capacities as Junior Agent and Junior Secured Parties. Except as set forth in Section 4.02, and so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Junior Agent or any other Junior Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Junior Lien, nothing in this Agreement shall prohibit the receipt by the Junior Agent or any other Junior Secured Party of (i) payment upon closing of the Junior Credit Agreement of the fees, expenses

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and costs that are due and payable thereunder by any Grantor on such date, (ii) regularly scheduled payments (but not prepayments) of interest and principal and all default interest that are due and payable under the Junior Credit Documents, (iii) post-closing expenses, costs, indemnification payments and any other amounts that are due and payable under the Junior Credit Documents, (iv) payments of interest accruing and adequate protection payments during an Insolvency or Liquidation Proceeding to the extent permitted by Section 6.01; and (v) any debt or equity securities that are distributed to the Junior Secured Parties in an Insolvency or Liquidation Proceeding and that Junior Secured Parties would be entitled to retain pursuant to Section 6.03; provided, that with respect to the payments described in clauses (ii) and (iii), both at the time and after giving effect to such payment, no Senior Payment Default has occurred and is then continuing and no Payment Blockage Period is then in effect. Nothing herein shall modify or limit the rights of the Junior Agent and Junior Secured Parties in capacities other than as Junior Agent and Junior Secured Parties.

(b) The provisions of this Article III shall not be construed to limit or impair in any way the right of : (i) any Secured Party to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Party, (ii) any Secured Party to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Party for the sole purpose of protecting such Secured Party’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, under the applicable Credit Documents and under applicable law and (iii) the Junior Secured Parties to receive any remaining proceeds of Collateral after the Senior Obligations have been paid in full.

SECTION 3.04. Release of Junior Liens. If, in connection with (a) any Disposition of any Collateral permitted under the terms of the Senior Credit Documents (or (x) permitted under the Term A Credit Documents and with respect to which the Revolver Agent is required to consent pursuant to Section 2.9(b) of the GE Capital/Webster Intercreditor Agreement, or (y) permitted under the Revolver Credit Documents and with respect to which the Term A Agent is required to consent pursuant to Section 2.9(a) of the GE Capital/Webster Intercreditor Agreement) or (b) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the Term A Agent, for itself and on behalf of the other Term A Secured Parties, and the Revolver Agent, for itself and on behalf of the other Revolver Secured Parties, release any of the Senior Liens, then the Junior Liens on such Collateral of such Grantors, upon the request of the Term A Agent or Revolver Agent (which request will specify the proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), shall be automatically, unconditionally and simultaneously released, and the Junior Agent shall, for itself and on behalf of the other Junior Secured Parties, promptly execute and deliver to the Senior Agents or the relevant Grantor such termination statements, releases and other documents as either Senior Agent or such Grantor may reasonably request to effectively evidence such release, provided that, (A) such release by the Junior Secured Parties shall not extend to or otherwise affect any of the rights of the Junior Secured Parties to the proceeds from any such sale or other disposition of Collateral, (B) the Senior Secured Parties shall promptly apply such proceeds to permanently repay the Senior Obligations until the Discharge of Senior Obligations has occurred, and thereafter the Senior Agents shall promptly deliver any excess proceeds from such sale or disposition of such Collateral then in or thereafter coming into Senior Agents’ possession to the Junior Agent for application to the Junior Obligations (except as may otherwise be required under applicable law

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or as a court of competent jurisdiction may order), and (D) no such release and/or authorization documents (1) shall be delivered by the Junior Secured Parties to the Senior Agents more than five Business Days prior to the date of the scheduled closing of the sale or disposition of such Collateral, provided further that if the closing of the sale or disposition of the Collateral is not consummated, the Senior Agents shall promptly return all such termination statements, releases and other documents to the Junior Agent, all of which documents being thereby rendered null and void and having no force or effect. The Junior Agent, for itself and on behalf of each other Junior Secured Party, hereby appoints each of the Term A Agent and the Revolver Agent, severally and not jointly, and any of their respective officers or agents, with full power of substitution, as the attorney-in-fact of each Junior Secured Party for the purpose of carrying out the provisions of this Section and taking any action and executing any instrument that any such Senior Agent may deem necessary or advisable to accomplish the purposes of this Section (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

SECTION 3.05. Insurance and Condemnation Awards. So long as the Discharge of Senior Obligations has not occurred, the Senior Agents and the other Senior Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the Senior Credit Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of Senior Obligations and subject to the rights of the Grantors under the Senior Credit Documents, be paid to the Senior Agents for the benefit of Senior Secured Parties pursuant to the terms of the Senior Credit Documents, (b) second, after the Discharge of Senior Obligations and subject to the rights of the Grantors under the Junior Credit Documents, be paid to the Junior Agent for the benefit of the Junior Secured Parties pursuant to the terms of the Junior Credit Documents, and (c) third, if no Junior Obligations are outstanding, be paid to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Senior Obligations has occurred, if the Junior Agent or any other Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall segregate and hold in trust and forthwith transfer and pay over such proceeds to the Senior Agents in accordance with Section 4.02. Notwithstanding the generality of the foregoing, the rights of each of the respective Senior Agents and other Senior Secured Parties set forth in this Section are subject to the express terms of the GE Capital/Webster Intercreditor Agreement.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. So long as the Discharge of Senior Obligations has not occurred, any Collateral or proceeds thereof received by either of the Senior Agents in connection with (i) any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) or (ii) any other Disposition of, or realization on, the Collateral (including any such Disposition pursuant to Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law), shall be applied by the Senior Agents to the Senior Obligations in such order as is specified in the

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GE/Webster Intercreditor Agreement and the other Senior Credit Documents. Upon the Discharge of Senior Obligations, each of the Senior Agents shall deliver to the Junior Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Agent to the Junior Obligations in such order as is specified in the Junior Credit Documents.

SECTION 4.02. Payment Over. So long as the Discharge of Senior Obligations has not occurred, any Collateral or proceeds thereof or any payment or distribution (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Junior Agent or any other Junior Secured Party (i) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (ii) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (iii) in connection with any Disposition of, or realization on, the Collateral (including any such Disposition pursuant to Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law), (iv) during the existence and continuation of a Senior Payment Default or a Payment Blockage Period, or (v) under any other circumstances whatsoever that are not permitted under this Agreement, shall be segregated and held in trust and forthwith transferred or paid over to the Senior Agents for the benefit of the Senior Secured Parties (allocated in the manner provided for in the GE Capital/Webster Intercreditor Agreement) in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Junior Agent, for itself and on behalf of each other Junior Secured Party, hereby appoints each of the Term A Agent and the Revolver Agent, severally and not jointly, and any of their respective officers or agents, with full power of substitution, as the attorney-in-fact of each Junior Secured Party for the purpose of carrying out the provisions of this Section and taking any action and executing any instrument that any such Senior Agent may deem necessary or advisable to accomplish the purposes of this Section, which appointment is irrevocable and coupled with an interest.

ARTICLE V

Bailment and Sub-Agency for Perfection of Certain Security Interests

(a) Each of the Senior Agents agree that if it shall at any time hold a Senior Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of such Senior Agent, or of agents or bailees of such Senior Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), such Senior Agent shall, solely for the purpose of perfecting the Junior Liens granted under the Junior Credit Documents and subject to the terms and conditions of this Section, also hold such Pledged or Controlled Collateral as gratuitous bailee for the Junior Agent.

(b) Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that so long as the Discharge of Senior Obligations has not occurred, the Senior Agents shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other Senior Credit Documents as if the Junior Liens did not exist. The obligations and responsibilities of the Senior Agents to the Junior Agent and the other Junior Secured Parties under this Section shall be limited solely to holding or controlling the Pledged or

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Controlled Collateral as gratuitous bailee in accordance with this Section. Without limiting the foregoing, Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that neither of the Senior Agents shall have an obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. Neither of the Senior Agents acting pursuant to this Section shall, by reason of this Agreement, any other Collateral Document or any other document, have a fiduciary relationship in respect of any other Senior Secured Party, the Junior Agent or any other Junior Secured Party.

(c) Upon the Discharge of Senior Obligations, each of the Senior Agents shall transfer the possession and control of the Pledged or Controlled Collateral in its possession, together with any necessary endorsements but without recourse or warranty, (i) if the Junior Obligations are outstanding at such time, to the Junior Agent, and (ii) if no Junior Obligations are outstanding at such time, to the Grantors, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, each of the Senior Agents agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of the Junior Agent) as shall be reasonably requested by the Junior Agent to permit the Junior Agent to obtain, for the benefit of the Junior Secured Parties, a first priority security interest in the relevant Pledged or Controlled Collateral that is in the possession of such Senior Agent.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01. Finance and Sale Matters. (a) Until the Discharge of Senior Obligations has occurred, the Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Junior Secured Parties:

(i) will not oppose or object to the use of any Collateral constituting “cash collateral” under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“Cash Collateral”), without the prior written consent of the Senior Agents (and any such consent would be given subject to the terms of the GE Capital/Webster Intercreditor Agreement);

(ii) will not oppose or object to any post-petition financing, whether provided by the Senior Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), without the prior written consent of the Senior Agents (and any such consent would be given subject to the terms of the GE Capital/Webster Intercreditor Agreement);

(iii) except to the extent permitted by paragraph (b) of this Section, in connection with the use of Cash Collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of Cash Collateral or DIP Financing; and

(iv) will not oppose or object to any Disposition of any Collateral free and clear of the Junior Liens or other claims under Section 363 of the Bankruptcy Code, or any

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comparable provision of any Bankruptcy Law, without the prior written consent of the Senior Agents (and any such consent would be given subject to the terms of the GE Capital/Webster Intercreditor Agreement), and shall be deemed to have consented to any such Disposition under Section 363(f) of the Bankruptcy Code that has been consented to by the Senior Agents (and any such consent would be given subject to the terms of the GE Capital/Webster Intercreditor Agreement); provided, that the Junior Agent, on behalf of itself and the other Junior Secured Parties, may raise any objections to any such sale or disposition of Collateral that could be raised by any creditor of any Credit Party whose claims were not secured by any Liens on the Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement, and provided such objections are not based on their status as secured creditors, including, without limitation any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code.

(b) The Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that no Junior Secured Party shall contest, or support any other Person in contesting, (i) any request by any Senior Agent or any other Senior Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by any Senior Agent or any other Senior Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or the use of Cash Collateral or otherwise, any Senior Secured Party is granted adequate protection in the form of additional or replacement collateral, the Junior Agent may, for itself and on behalf of the other Junior Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Senior Liens and, in the case of such adequate protection granted in connection with a DIP Financing, the Liens securing the DIP Financing and all obligations related thereto (“DIP Financing Liens”), in each case on the same basis as the other Junior Liens are subordinated to the Senior Liens under this Agreement. The Junior Agent shall be permitted to seek adequate protection with respect to its rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of additional collateral or replacement liens on the Collateral or an administrative expense claim; provided, that the Junior Agent shall only be granted adequate protection in the form of additional collateral or replacement liens on the Collateral or an administrative expense claim if the Senior Agents are also granted a senior lien on such additional collateral or senior replacement liens on the Collateral, or a senior administrative expense claim, as adequate protection for the Senior Obligations.

SECTION 6.02. Relief from the Automatic Stay. The Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that, so long as the Discharge of Senior Obligations has not occurred, no Junior Secured Party shall, without the prior written consent of the Senior Agents, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Junior Lien.

SECTION 6.03. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized Grantor secured by Liens upon any property of the reorganized Grantor are distributed (a “Debt Distribution”), pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Junior Obligations, then, to the extent the Debt Distributions made on account of the Senior Obligations and on account of the Junior Obligations are secured by Liens

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upon the same assets or property, the provisions of this Agreement will survive the Debt Distribution and will apply with like effect to the Liens securing such Debt Distributions, provided, however, that the Junior Agent and Junior Secured Parties shall be entitled to retain such Debt Distribution. If, in any Insolvency or Liquidation Proceeding, equity interests are distributed (an “Equity Distribution”), pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Junior Obligations, any such Equity Distribution made on account of the Senior Obligations shall be senior in priority of payment to the Junior Obligations to substantially the same extent as provided hereunder, provided, however, that the Junior Agent and Junior Secured Parties shall be entitled to retain such Equity Distribution.

SECTION 6.04. No Challenges to Claims. (a) The Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that no Junior Secured Party shall oppose or seek to challenge any claim by any Senior Agent or any other Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Senior Obligations, including those consisting of post-petition interest, fees or expenses.

(b) Each of the Term A Agent, for itself and on behalf of the other Term A Secured Parties, and the Revolver Agent, for itself and on behalf of the other Revolver Secured Parties, agrees that no Senior Secured Party shall oppose or seek to challenge any claim by the Junior Agent or any other Junior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Junior Obligations, including those consisting of post-petition interest, fees or expenses.

SECTION 6.05. Certain Waivers by the Junior Secured Parties. The Junior Agent, for itself and on behalf of the other Junior Secured Parties, waives any claim any Junior Secured Party may hereafter have against any Senior Secured Party arising out of (a) the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any Cash Collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

SECTION 6.06. Separate Grants of Security and Separate Classification. Each Junior Secured Party acknowledges and agrees that (a) the Liens granted pursuant to the Junior Collateral Documents are distinct and separate from the Liens granted pursuant to the Term A Collateral Documents and the Revolver Collateral Documents and (b) because of, among other things, their differing rights in the Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Junior Secured Parties in respect of the Collateral constitute only one secured claim along with the claims of either or both of the Term A Secured Parties and the Revolver Secured Parties (rather than separate classes of junior and senior secured claims), then the Junior Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of junior and senior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-

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petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not such interest is deemed to accrue or is allowed in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Secured Parties, with the Junior Secured Parties hereby acknowledging and agreeing to turn over to the Senior Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties).

SECTION 6.07. Survival After Bankruptcy. This Agreement shall be applicable both before and after the institution of any Insolvency or Liquidation Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as debtor-in-possession. The relative rights of the Senior Secured Parties, on the one hand, and the Junior Secured Parties, on the other hand, in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of Cash Collateral by, any Grantor as debtor-in-possession. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

ARTICLE VII

Other Agreements

SECTION 7.01. Matters Relating to Credit Documents. (a) Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that the Term A Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms, and new Term A Credit Documents may be entered into (any of the foregoing, a “Term A Credit Documents Modification”), and the Indebtedness under the Term A Credit Agreement may be Refinanced, in each case, without the consent of any Junior Secured Party; provided, that no such Term A Credit Documents Modification or Refinancing shall, unless approved in writing by the Junior Agent, (i) result in the aggregate principal amount of loans outstanding under the Term A Credit Documents (as determined after giving effect to such Term A Credit Documents Modification or Refinancing) exceeding $18,810,000 in the aggregate (reduced by any principal repayments or permanent reductions in commitments after the date hereof), or (ii) modify the method of computing interest, or increase the “Applicable Margins” or similar component of the interest rate under the Term A Credit Documents by more than 2.0% per annum (excluding increases resulting from the accrual of interest at the default rate), (iii) change the final maturity date of the Term A Obligations to a date later than August 29, 2010, (iv) modify or add any covenant or event of default under the Term A Credit Documents which further restricts one or more Grantors from making payments under the Junior Credit Documents as in effect on the date hereof or (v) increase the advance rate applicable to the Borrowing Base (as defined in the Term A Credit Agreement). If an amendment to the Term A Credit Agreement or provision of a Refinancing has the effect of making any financial covenant or event of default thereunder more

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restrictive, the Junior Lenders shall be entitled to require that a substantially similar amendment be made to the Junior Credit Agreement, provided that any differential amount or cushion existing on the date hereof between the applicable financial covenants in the Term A Credit Agreement and the Junior Credit Agreement shall remain the same (on a percentage basis). If an amendment to the Term A Credit Agreement or provision of a Refinancing has the effect of making any covenant or event of default thereunder less restrictive, the Junior Lenders shall not be required to make a substantially similar amendment to the Junior Credit Agreement.

(b) Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that the Revolver Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms, and new Revolver Credit Documents may be entered into (any of the foregoing, a “Revolver Credit Documents Modification”), and the Indebtedness under the Revolver Credit Agreement may be Refinanced, in each case, without the consent of any Junior Secured Party; provided, that no such Revolver Credit Documents Modification or Refinancing shall, unless approved in writing by the Junior Agent, (i) result in the aggregate principal amount of loans outstanding under the Revolver Credit Documents (as determined after giving effect to such Revolver Credit Documents Modification or Refinancing) exceeding $16,500,000 in the aggregate (reduced by any permanent reductions in commitments after the date hereof), or (ii) modify the method of computing interest, or increase the “Applicable Margins” or similar component of the interest rate under the Revolver Credit Documents by more than 2.0% per annum (excluding increases resulting from the accrual of interest at the default rate), (iii) change the final maturity date of the Revolver Obligations to a date later than August 29, 2010, (iv) modify or add any covenant or event of default under the Revolver Credit Documents which further restricts one or more Obligors from making payments under the Junior Credit Documents as in effect on the date hereof, and (v) increase the advance rate applicable to the Borrowing Base as defined in the Revolver Credit Agreement. If an amendment to the Revolver Credit Agreement or provision of a Refinancing has the effect of making any financial covenant or event of default thereunder more restrictive, the Junior Lenders shall be entitled to require that a substantially similar amendment be made to the Junior Credit Agreement, provided that any differential amount or cushion existing on the date hereof between the applicable financial covenants in the Revolver Credit Agreement and the Junior Credit Agreement shall remain the same (on a percentage basis). If an amendment to the Revolver Credit Agreement or provision of a Refinancing has the effect of making any covenant or event of default thereunder less restrictive, the Junior Lenders shall not be required to make a substantially similar amendment to the Junior Credit Agreement.

(c) Without the prior written consent of the Senior Agents, no Junior Credit Document may be amended, supplemented or otherwise modified, and no new Junior Credit Document may be entered into (any of the foregoing, a “Junior Credit Documents Modification”), to the extent such Junior Credit Documents Modification would (i) contravene the provisions of this Agreement, (ii) increase the “Applicable Percentage” or similar component of the cash interest rate under the Junior Credit Documents in a manner that would result in the total yield on Indebtedness thereunder to exceed by more than 2.0% per annum the total yield on Indebtedness thereunder as in effect on the Closing Date (excluding PIK interest and increases resulting from the accrual of interest at the default rate), (iii) change to earlier dates any scheduled dates for payment of principal of or interest on Indebtedness under the Junior Credit Documents, (iv) change any covenant, default or event of default provisions set forth in the Junior Credit Documents in a manner adverse to the Borrowers or the other Credit Parties or

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Grantors thereunder or the Senior Secured Parties, (v) change the prepayment provisions set forth in the Junior Credit Documents, (vi) add to the Junior Collateral other than as specifically provided by this Agreement or (vii) otherwise increase the obligations of the Borrowers or the other Credit Parties or Grantors thereunder or confer additional rights on the Junior Secured Parties that would be adverse to any Senior Secured Parties. As an intercreditor agreement only and without prejudice to any rights of the Term A Lenders under the Term A Credit Agreement or the Revolver Lenders under the Revolver Credit Agreement, Indebtedness under the Junior Credit Agreement may be Refinanced if (A) except as permitted by clause (D) below, such Refinancing Indebtedness is either expressly subordinated to the Senior Obligations on terms approved in writing by each of the Senior Agents or is unsecured, (B) the non-economic terms and conditions of such Refinancing Indebtedness are no less favorable in the aggregate to the Borrowers or the other Credit Parties or Grantors thereunder and to the Senior Secured Parties than the terms and conditions of the Indebtedness then outstanding under the Junior Credit Agreement, (C) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Junior Credit Agreement and (D) if such Refinancing Indebtedness is secured, the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement. Each of the Senior Agents agrees, in connection with any Refinancing of Indebtedness under the Junior Credit Agreement permitted by this paragraph, promptly to enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers may reasonably request to reflect such Refinancing; provided, that the rights and powers of each of the Senior Agents contemplated hereby shall not be adversely affected thereby.

(d) Each of the Credit Parties and the Junior Agent agrees that the Junior Credit Agreement and each Junior Collateral Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the Senior Agents.

(e) If the Seniors Lenders enter into an amendment to the GE Capital/Webster Intercreditor Agreement, the Senior Agents shall provide a copy of such amendment to Junior Agent within 10 days of the full execution thereof.

SECTION 7.02. Effect of Refinancing of Indebtedness under Senior Credit Documents. (a) If, substantially contemporaneously with the Discharge of Term A Obligations, the Borrowers Refinance Indebtedness outstanding under the Term A Credit Documents and provided that (i) such Refinancing is permitted hereby and (ii) the Borrowers give to the Junior Agent, at least ten Business Days prior to such Refinancing, written notice (the “Term A Refinancing Notice”) electing the application of the provisions of this Section to such Refinancing Indebtedness, then (A) such Discharge of Term A Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (B) such Refinancing Indebtedness and all other obligations under the New Term A Credit Documents (defined herein) evidencing such Indebtedness (the “New Term A Obligations”) shall automatically be treated as Term A Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (C) the credit agreement and the other credit documents evidencing such Refinancing Indebtedness (the “New Term A Credit Documents”) shall automatically be treated as the Term A Credit Agreement and the Term A Credit Documents and, in the case of New Term A Credit Documents that are security documents, as the Term A Collateral Documents for all purposes of this Agreement and (D) any

22	ORIX Intercreditor Agreement

collateral agent under the New Term A Credit Documents (any such agent, a “New Term A Agent”) shall be deemed to be Term A Agent for all purposes of this Agreement. Upon receipt of a Term A Refinancing Notice, which notice shall include the identity of the New Term A Agent and the material terms of such Refinancing, the Junior Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or the New Term A Agent may reasonably request in order to provide to the New Term A Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Borrowers shall cause the agreement, document or instrument pursuant to which the New Term A Agent is appointed to provide that the New Term A Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New Term A Obligations are secured by assets of the Grantors that do not also secure the Junior Obligations, the applicable Grantors shall promptly grant a Junior Lien on such assets to secure the Junior Obligations.

(b) If, substantially contemporaneously with the Discharge of Revolver Obligations, the Borrowers Refinance Indebtedness outstanding under the Revolver Credit Documents and provided that (i) such Refinancing is permitted hereby and (ii) the Borrowers give to the Junior Agent, at least ten Business Days prior to such Refinancing, written notice (the “Revolver Refinancing Notice”) electing the application of the provisions of this Section to such Refinancing Indebtedness, then (A) such Discharge of Revolver Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (B) such Refinancing Indebtedness and all other obligations under the New Revolver Credit Documents (defined below) evidencing such Refinancing Indebtedness (the “New Revolver Obligations”) shall automatically be treated as Revolver Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (C) the credit agreement and the other credit documents evidencing such Refinancing Indebtedness (the “New Revolver Credit Documents”) shall automatically be treated as the Revolver Credit Agreement and the Revolver Credit Documents and, in the case of New Revolver Credit Documents that are security documents, as the Revolver Collateral Documents for all purposes of this Agreement and (D) any collateral agent under the New Revolver Credit Documents (any such agent, a “New Revolver Agent”) shall be deemed to be Revolver Agent for all purposes of this Agreement. Upon receipt of a Revolver Refinancing Notice, which notice shall include the identity of the New Revolver Agent and the material terms of such Refinancing, the Junior Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or the New Revolver Agent may reasonably request in order to provide to the New Revolver Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Borrowers shall cause the agreement, document or instrument pursuant to which the New Revolver Agent is appointed to provide that the New Revolver Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New Revolver Obligations are secured by assets of the Grantors that do not also secure the Junior Obligations, the applicable Grantors shall promptly grant a Junior Lien on such assets to secure the Junior Obligations.

SECTION 7.03. No Waiver by Senior Secured Parties. Other than with respect to the Junior Permitted Actions, nothing contained herein shall prohibit or in any way limit any Senior Agent or any other Senior Secured Party from opposing or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken by the Junior Agent or any other Junior Secured Party, including any request by the Junior Agent or any other Junior Secured Party for adequate protection or any exercise by the Junior Agent or any other Junior Secured Party of any of its rights and remedies under the Junior Credit Documents or otherwise.

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SECTION 7.04. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to any of the Senior Obligations previously made shall be rescinded for any reason whatsoever, then the Senior Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Senior Secured Parties, on the one hand, and the Junior Secured Parties, on the other hand, provided for herein.

SECTION 7.05. Purchase Right. (a) Without prejudice to the enforcement of the Term A Secured Parties’ remedies, the Junior Secured Parties shall have the right at any time within (i) 30 days following an acceleration of the Term A Obligations in accordance with the terms of the Term A Credit Agreement (including by reason of the commencement of an Insolvency or Liquidation Proceeding), or (ii) 10 days following the 90th consecutive day of a Payment Blockage Period that was commenced by a blockage notice given by the Term A Agent, to deliver written notice to the Term A Agent electing to purchase the entire (but not less than the entire) aggregate amount of outstanding Term A Obligations at par from the Term A Secured Parties and all rights, titles and interests of such Term A Secured Parties in, to and under all Term A Credit Documents relating to such Term A Obligations, including all rights, titles and interests of such Term A Secured Parties in, to and under this Agreement and the GE Capital/Webster Intercreditor Agreement and the Term A Agent’s Liens in the Collateral, but excluding such Term A Secured Parties’ respective rights of indemnity and rights to cost reimbursement with respect to such matters relating to such Term A Secured Parties’ rights as parties to the Term A Credit Agreement prior to such purchase, in each case, without warranty or representation or recourse, on a pro rata basis among Term A Secured Parties. If the Junior Secured Parties timely deliver such notice, the purchase shall close (the “Term A Purchase Option Closing Date”) within 10 Business Days thereafter pursuant to documentation mutually acceptable to each of the Term A Agent and the Junior Agent. If the Junior Secured Parties do not timely deliver such notice and close such purchase of the Term A Obligations, the Term A Secured Parties shall have no further obligations pursuant to this Section. If the Term A Secured Parties have purchased the Revolver Obligations, whether pursuant to the GE Capital/Webster Intercreditor Agreement or otherwise, then the Junior Secured Parties may only purchase the Term A Obligations if they simultaneously purchase the Revolver Obligations.

(b) Without prejudice to the enforcement of the Revolver Secured Parties’ remedies, the Junior Secured Parties shall have the right at any time within (i) 30 days following an acceleration of the Revolver Obligations in accordance with the terms of the Revolver Credit Agreement (including by reason of the commencement of an Insolvency or Liquidation Proceeding), or (ii) 10 days following the 90th consecutive day of a Payment Blockage Period that was commenced by a blockage notice given by the Revolver Agent, to deliver written notice to the Revolver Agent electing to purchase the entire (but not less than the entire) aggregate amount of outstanding Revolver Obligations at par from the Revolver Secured Parties and all rights, titles and interests of such Revolver Secured Parties in, to and under all Revolver Credit Documents relating to such Revolver Obligations, including all rights, titles and interests of such Revolver Secured Parties in, to and under this Agreement and the GE Capital/Webster

24	ORIX Intercreditor Agreement

Intercreditor Agreement and the Revolver Agent’s Liens in the Collateral, but excluding such Revolver Secured Parties’ respective rights of indemnity and rights to cost reimbursement with respect to such matters relating to such Revolver Secured Parties’ rights as parties to the Revolver Credit Agreement prior to such purchase, in each case, without warranty or representation or recourse, on a pro rata basis among Revolver Secured Parties. If the Junior Secured Parties timely deliver such notice, the purchase shall close (the “Revolver Purchase Option Closing Date”) within 10 Business Days thereafter pursuant to documentation mutually acceptable to each of the Revolver Agent and the Junior Agent. If the Junior Secured Parties do not timely deliver such notice and close such purchase of the Revolver Obligations, the Revolver Secured Parties shall have no further obligations pursuant to this Section. If, prior to the closing of such purchase, the Term A Secured Parties elect to exercise any right the Term A Secured Parties may have under the GE Capital/Webster Intercreditor Agreement to purchase the Revolver Obligations, then the rights of the Term A Secured Parties to purchase the Revolver Obligations shall be superior to those of the Junior Secured Parties. If the Term A Secured Parties have purchased the Revolver Obligations, whether pursuant to the GE Capital/Webster Intercreditor Agreement or otherwise, then the Junior Secured Parties may only purchase the Revolver Obligations if they simultaneously purchase the Term A Obligations.

SECTION 7.06. Further Assurances. Each of (a) the Term A Agent, for itself and on behalf of the other Term A Secured Parties, (b) the Revolver Agent, for itself and on behalf of the other Revolver Secured Parties, (c) the Junior Agent, for itself and on behalf of the other Junior Secured Parties, and (d) each Grantor acknowledging this Agreement, for itself and on behalf of its Subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which any Senior Agent or the Junior Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

ARTICLE VIII

Representations and Warranties

SECTION 8.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

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SECTION 8.02. Representations and Warranties of Each Agent. (a) The Term A Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the Term A Credit Agreement to enter into this Agreement.

(b) The Revolver Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the Revolver Credit Agreement to enter into this Agreement.

(c) The Junior Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the Junior Credit Agreement to enter into this Agreement.

ARTICLE IX

No Reliance; No Liability; Obligations Absolute

SECTION 9.01. No Reliance; Information. (a) Each of the Term A Agent, for itself and on behalf of the other Term A Secured Parties, and the Revolver Agent, for itself and on behalf of the other Revolver Secured Parties, acknowledges that (i) the Senior Secured Parties have, independently and without reliance upon, any Junior Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Senior Credit Documents to which they are party and (ii) the Senior Secured Parties will, independently and without reliance upon, any Junior Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Senior Credit Document to which they are party. The Senior Secured Parties shall have no duty to disclose to any Junior Secured Party any information relating to the Credit Parties or any other Grantor, or any other circumstance bearing upon the risk of nonpayment of any of the Senior Obligations, that is known or becomes known to any of them or any of their Affiliates. In the event any Senior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Junior Secured Party, it shall be under no obligation (x) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (y) to provide any additional information or to provide any such information on any subsequent occasion or (z) to undertake any investigation.

(b) The Junior Agent, for itself and on behalf of the other Junior Secured Parties, acknowledges that (i) the Junior Secured Parties have, independently and without reliance upon, any Senior Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Junior Credit Documents to which they are party and (ii) the Junior Secured Parties will, independently and without reliance upon, any Senior Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Junior Credit Document to which they are party. The Junior Secured Parties shall have no duty to disclose to any Senior Secured Party any information relating to the Credit Parties or any other Grantor, or any other circumstance bearing upon the risk of nonpayment of any of the Junior Obligations, that is

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known or becomes known to any of them or any of their Affiliates. In the event any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Senior Secured Party, it shall be under no obligation (x) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (y) to provide any additional information or to provide any such information on any subsequent occasion or (z) to undertake any investigation.

SECTION 9.02. No Warranties or Liability. (a) Each of the Term A Agent, for itself and on behalf of the other Term A Secured Parties, and the Revolver Agent, for itself and on behalf of the other Revolver Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Junior Agent nor any other Junior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Junior Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Junior Agent, for itself and on behalf of the other Junior Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, no Senior Agent nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Junior Agent and the other Junior Secured Parties shall have no express or implied duty to any Senior Agent or any other Senior Secured Party, and neither the Term A Agent and the other Term A Secured Parties, nor the Revolver Agent and the other Revolver Secured Parties, shall have any express or implied duty to the Junior Agent or any other Junior Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Senior Credit Document or any Junior Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c) The Junior Agent, for itself and on behalf of the other Junior Secured Parties, agrees that no Senior Secured Party shall have any liability to the Junior Agent or any other Junior Secured Party, and hereby waives any claim against any Senior Secured Party, arising out of any and all actions which any Senior Agent or any other Senior Secured Party may take or permit or omit to take with respect to (i) the Senior Credit Documents (other than this Agreement), (ii) the collection of the Senior Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral (except for claims and liabilities arising from gross negligence and willful misconduct with respect to the matters in this clause (iii)).

SECTION 9.03. Obligations Absolute. As between the Senior Agents and the other Senior Secured Parties, on the one hand, and the Junior Agent and the other Junior Secured Parties, on the other hand, the Lien priorities provided for herein, and the respective rights, interests, agreements and obligations hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Credit Document or any Junior Credit Document (other than this Agreement);

27

(b) any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Sections 7.01(a) and (b), the Refinancing of), all or any portion of the Senior Obligations, it being specifically acknowledged that a portion of the Senior Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any change in the time, place or manner of payment of, or, subject to the limitations set forth in Sections 7.01(a) and (b), in any other term of, all or any portion of the Senior Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Senior Credit Document or any Junior Credit Document;

(e) the securing of the Senior Obligations or Junior Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantees supporting or securing any Senior Obligations or Junior Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party or any other Grantor in respect of the Senior Obligations or this Agreement, or any of the Junior Secured Parties in respect of this Agreement.

Notwithstanding the foregoing, any obligations of a Grantor to a Senior Secured Party that are incurred in violation of Sections 7.01(a) or (b) would not constitute Senior Obligations under this Agreement, and no party is waiving the right to assert any claim it may have arising from a breach of this Agreement by another party.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

If to:
Term A Agent, at:	Copies to:

General Electric Capital Corporation

c/o GE Energy Financial Services, Inc.

120 Long Ridge Road

Stamford, CT 06927

Attention: Portfolio Manager (Omni)

Telecopier No.: (203) 357-4880

Telephone No.: (203) 357-4942

DLA Piper Rudnick Gray Cary US LLP 1999 Avenue of the Stars, Fourth Floor Los Angeles, California 90067 Attn: Jean B. LeBlanc, Esq, Telecopier No.: (310) 595-3300 Telephone No.: (310) 595-3000

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and General Electric Capital Corporation 120 Long Ridge Road MS 3B84 Stamford, CT 06927 Attn: Corporate Counsel - ECS Telecopier No.: (203) 357 - 3114 Telephone No.: (203) 961 - 2186

Revolver Agent, at:	Copies to:

Webster Business Credit Corporation One State Street New York, NY 10004 Attention: Account Executive – Omni Telecopier No.: (212) 806-4530 Telephone No.: (212) 806-4518	King & Spaulding LLP 191 Peachtree Street Atlanta, GA 30303-1763 Attention: Gerald T. Woods, Esq. Telecopier No.: (404) 572-5149 Telephone No.: (404) 572-4786

Junior Agent, at:	Copies to:

ORIX Finance Corp.

1717 Main Street, 11th Floor

Dallas, TX 75201

Attn: Ann Erickson and Rob Stobo

Telecopier No.: (214) 237-2352 (AE)

Telecopier No.: (214) 237-2356 (RS)

Telephone No.: (214) 237-2347 (RS)

Kasowitz, Benson, Torres & Friedman LLP 1633 Broadway New York, NY 10019 Attn: Jack N. Schulman, Esq. Telecopier No.: (212) 541-4244 Telephone No.: (212) 506-1731

any Credit Party, at:	Copies to:

OMNI Energy Services Corp. 4500 Northeast Evangeline Thruway Carencro, Louisiana 70520 Attn: Mr. James C. Eckart, President and CEO Telecopier No.: (337) 896-9067 Telephone No.: (337) 896-6664	Gordan, Arata, McCollam, Duplantis & Eagan, LLP 400 E. Kaliste Saloom Road, Suite 4200 Lafayette, Louisiana 70508 Attn: Samuel E. Masur Telecopier No.: (337) 237-3451 Telephone No.: (337) 237-0132

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

SECTION 10.02. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Credit Documents, the provisions of this Agreement shall control. Notwithstanding the generality of the foregoing, in the event any such conflict or inconsistency deals with matters solely between Term A Agent and Revolver Agent, the GE Capital/Webster Intercreditor Agreement shall control.

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SECTION 10.03. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The Junior Agent, for itself and on behalf of the other Junior Secured Parties, hereby waives any and all rights the Junior Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

SECTION 10.04. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.05. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Senior Agents and the Junior Agent; provided, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Credit Party or any other Grantor without the prior written consent of the such Credit Party or any other such Grantor.

SECTION 10.06. Subrogation. The Junior Agent, for itself and on behalf of the other Junior Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred; provided, that, as between the Credit Parties and any other Grantor, on the one hand, and the Junior Secured Parties, on the other hand, any such payment that is paid over to any Senior Agent pursuant to this Agreement shall be deemed not to reduce any of the Junior Obligations.

SECTION 10.07. Applicable Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF).

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(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.09. Parties in Interest. This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, replacements and assigns, as well as the other Senior Secured Parties and Junior Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.10. Specific Performance. Each Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

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SECTION 10.11. Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 10.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Secured Parties, on the one hand, and the Junior Secured Parties, on the other hand. None of the Credit Parties, any other Grantor or any other creditor thereof shall have any rights hereunder, and none of the Credit Parties or any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Credit Parties or any other Grantor, which are absolute and unconditional, to pay the Senior Obligations and the Junior Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 10.14. Intercreditor Agreements. Notwithstanding anything to the contrary in this Agreement, it is understood by each of the parties hereto that, as between the Term A Agent and the other Term A Secured Parties, on the one hand, and the Revolver Agent and the other Revolver Secured Parties, on the other hand, all of their respective rights hereunder are subject to the express terms of the GE Capital/Webster Intercreditor Agreement.

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32	ORIX Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

“Senior Agents”

GENERAL ELECTRIC CAPITAL CORPORATION		WEBSTER BUSINESS CREDIT CORPORATION

By:	/s/ Kevin Walsh	By:	/s/ Pat Wallace
Name:	Kevin Walsh	Name:	Patrick Wallace
	Duly Authorized Signatory	Title:	Senior Vice President

“Junior Agent”
ORIX FINANCE CORP.

By:	/s/ Christopher L. Smith
Name:	Christopher L. Smith
Title:	Authorized Representative

33	ORIX Intercreditor Agreement

ACKNOWLEDGMENT AND AGREEMENT OF OBLIGORS

Reference is made to the Intercreditor Agreement (the “Intercreditor Agreement”), dated August 29, 2005, among GENERAL ELECTRIC CAPITAL CORPORATION, WEBSTER BUSINESS CREDIT CORPORATION and ORIX FINANCE CORP. (in each case in the capacities specified therein) to which this acknowledgment and agreement is attached.

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the Intercreditor Agreement, and by its signature below, agrees that it will, together with its successors and assigns, be bound by the provisions thereof.

OMNI ENERGY SERVICES CORP.			AMERICAN HELICOPTERS INC.

By:		/s/ James C. Eckert	By:	/s/ James C. Eckert
		James C. Eckert		James C. Eckert
		Chief Executive Officer		Chief Executive Officer

TRUSSCO, INC.			OMNI ENERGY SERVICES CORP.-MEXICO

By:		/s/ James C. Eckert	By:	/s/ James C. Eckert
		James C. Eckert		James C. Eckert
		Chief Executive Officer		Chief Executive Officer

OMNI PROPERTIES CORP.			OMNI OFFSHORE AVIATION CORP.

By:		/s/ James C. Eckert	By:	/s/ James C. Eckert
		James C. Eckert		James C. Eckert
		Chief Executive Officer		Chief Executive Officer

OMNI SEISMIC AVIATION CORP.			OMNI ENERGY SEISMIC SERVICES CORP.

By:		/s/ James C. Eckert	By:	/s/ James C. Eckert
		James C. Eckert		James C. Eckert
		Chief Executive Officer		Chief Executive Officer

TRUSSCO PROPERTIES, L.L.C.

By:		OMNI ENERGY SERVICES CORP., its Sole Member

	By:	/s/ James C. Eckert
James C. Eckert
Chief Executive Officer

34	ORIX Intercreditor Agreement